                       Daimler-Benz Vehicle Trust 1996-A
                            Monthly Servicing Report
                   Servicer: Mercedes-Benz Credit Corporation
                            Trustee: Citibank, N.A.


Collection Period: May 1998
Distribution Date: 6/22/98


Statement for Class A and Class B Certificateholders Pursuant to
Section 4.9 of the Pooling and Servicing Agreement

                                                                                                      Per $1,000 of  Original
                                                                                                          Class A/Class B
                                                                                                        Certificate Amount
                                                                                                      -----------------------
   (i) Principal Distribution
                Class A Amount                                                     $  24,367,728.34         $ 30.643979
                Class B Amount                                                     $   2,783,361.37         $ 41.088982

  (ii) Interest Distribution
                Class A Amount                                                     $   1,500,703.04         $  1.887230
                Class B Amount                                                     $     127,840.68         $  1.887230

 (iii) Monthly Servicing Fee                                                       $     278,383.54         $  0.322603
                Monthly Supplemental Servicing Fee                                 $           0.00         $  0.000000
                Class A Percentage of the Servicing Fee                            $     256,530.43         $  0.322603
                Class A Percentage of the Supplemental Servicing Fee               $           0.00         $  0.000000
                Class B Percentage of the Servicing Fee                            $      21,853.11         $  0.322603
                Class B Percentage of the Supplemental Servicing Fee               $           0.00

 (iv)  Class A Principal Balance (end of Collection Period)                        $ 283,468,791.76
       Class A Pool Factor (end of Collection Period)                                     35.648016%
       Class B Principal Balance (end of Collection Period)                        $  24,147,911.18
       Class B Pool Factor (end of Collection Period)                                     35.648016%

   (v) Pool Balance (end of Collection Period)                                     $ 307,616,702.94

  (vi) Class A Interest Carryover Shortfall                                        $           0.00
       Class A Principal Carryover Shortfall                                       $           0.00
       Class B Interest Carryover Shortfall                                        $           0.00
       Class B Principal Carryover Shortfall                                       $    (307,488.34)

 (vii) Amount Otherwise Distributable to the Seller that is Distributed to
       Either the Class A Or Class B Certificateholders                            $           0.00         $  0.000000


(viii) Balance of the Reserve Fund Property (end of Collection Period)
                Class A Amount                                                     $  25,887,839.54
                Class B Amount                                                     $           0.00

  (ix) Aggregate Purchase Amount of Receivables repurchased by the Seller or
       the Servicer                                                                $           0.00